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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 2, 1998 (except for the fourth paragraph of Note 1 as to which the date is June 29, 1998) included in EarthCare Company's Form 10-K for the year ended December 31, 1999 and to all references to our firm included in the Registration Statement.

Arthur Andersen LLP

Atlanta, Georgia
December 12, 2000